REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM


To the Board of Trustees of
Northern Lights Variable
Trust
and the Shareholders of
Power Income VIT Fund


In planning and performing our
audit of the financial
statements of Power Income
VIT Fund, a series of shares of
beneficial interest in Northern
Lights Variable Trust (the
"Fund"), as of December 31,
2017, and for the year then
ended, in accordance with the
standards of the Public
Company Accounting
Oversight Board (United
States) ("PCAOB"), we
considered the Fund's internal
control over financial reporting,
including controls over
safeguarding securities, as a
basis for designing our
auditing procedures for the
purpose of expressing our
opinion on the financial
statements and to comply with
the requirements of Form N-
SAR, but not for the purpose
of expressing an opinion on
the effectiveness of the Fund's
internal control over financial
reporting.  Accordingly, we
express no such opinion.

The management of the Fund
is responsible for establishing
and maintaining effective
internal control over financial
reporting.  In fulfilling this
responsibility, estimates and
judgments by management
are required to assess the
expected benefits and related
costs of controls.  A
company's internal control
over financial reporting is a
process designed to provide
reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial
statements for external
purposes in accordance with
accounting principles generally
accepted in the United States
of America ("GAAP").  A
company's internal control
over financial reporting
includes those policies and
procedures that (1) pertain to
the maintenance of records
that, in reasonable detail,
accurately and fairly reflect the
transactions and dispositions
of the assets of the company;
(2) provide reasonable
assurance that transactions
are recorded as necessary to
permit preparation of the
financial statements in
accordance with GAAP, and
that receipts and expenditures
of the company are being
made only in accordance with
authorizations of management
and trustees of the company;
and (3) provide reasonable
assurance regarding
prevention or timely detection
of unauthorized acquisition,
use or disposition of a
company's assets that could
have a material effect on the
financial statements.

Because of inherent
limitations, internal control
over financial reporting may
not prevent or detect
misstatements.  Also,
projections of any evaluation
of effectiveness to future
periods are subject to the risk
that controls may become
inadequate because of
changes in conditions or that
the degree of compliance with
the policies or procedures may
deteriorate.

A deficiency in internal control
over financial reporting exists
when the design or operation
of a control does not allow
management or employees, in
the normal course of
performing their assigned
functions, to prevent or detect
misstatements on a timely
basis.  A material weakness is
a deficiency, or combination of
deficiencies, in internal control
over financial reporting, such
that there is a reasonable
possibility that a material
misstatement of the Fund's
annual or interim financial
statements will not be
prevented or detected on a
timely basis.





Our consideration of the
Fund's internal control over
financial reporting was for the
limited purpose described in
the first paragraph and would
not necessarily disclose all
deficiencies in internal control
that might be material
weaknesses under standards
established by the PCAOB.
However, we noted no
deficiencies in the Fund's
internal control over financial
reporting and its operation,
including controls over
safeguarding securities that
we consider to be a material
weakness, as defined above,
as of December 31, 2017.

This report is intended solely
for the information and use of
management, the
shareholders of Power Income
VIT Fund, the Board of
Trustees of Northern Lights
Variable Trust and the
Securities and Exchange
Commission and is not
intended to be and should not
be used by anyone other than
these specified parties.




BBD, LLP


Philadelphia, Pennsylvania
February 15, 2018